Exhibit 99.1

Atrion Corporation Reports Fourth Quarter and Full Year 2004 Results;
     Diluted EPS Were up 44% for the Quarter and 27% for the Year

    ALLEN, Texas--(BUSINESS WIRE)--Feb. 28, 2005--Atrion Corporation (Nasdaq:ATRI) announced today higher revenues and earnings per share for the fourth quarter and the full year 2004. Revenues for the fourth quarter of 2004 were $16,171,000 compared to $14,790,000 in the same period of 2003, representing a 9% increase. On a per diluted share basis, net income for the quarter increased 44% to $.98 from $.68 in the fourth quarter of 2003. Atrion's revenues for the full year of 2004 increased 5% to $66,081,000 from $62,803,000 in 2003. Net income per diluted share of $3.50 in 2004 was 27% higher than 2003's net income of $2.75 per diluted share. The 2004 results are subject to completion of the Company's audit by its independent auditors.
    Commenting on the results, Emile A Battat, Chairman and CEO, said, "We are very pleased with our results. We benefited from an unusually strong period of higher sales of newer valves and inflators, and from continued improvement in operating efficiencies. We should caution, however, that for small companies like ours, customers' timing of a few orders at the beginning and the end of a quarter can materially affect comparisons. Annual comparisons offer a better indication of growth and profitability than quarterly figures. Since our company has been focused on internal growth for the past six years, the best measure of our performance is the growth of our operating income. Here again, we are very pleased with a 24% increase for the year. We expect operating income will continue to show double digit growth."
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward looking are based upon current expectations and actual results may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding future operating income growth. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.



                          ATRION CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (unaudited)

                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                              -------------------- -------------------
                                   2004     2003       2004     2003
                              ----------- -------- ---------- --------
Revenues                         $16,171  $14,790    $66,081  $62,803
Cost of goods sold                 9,113    9,550     40,804   40,564
                              ----------- -------- ---------- --------
Gross profit                       7,058    5,240     25,277   22,239
Operating expenses                 4,644    3,601     16,681   15,316
                              ----------- -------- ---------- --------
Operating income                   2,414    1,639      8,596    6,923

Interest expense, net                (15)     (21)       (48)    (126)
Other income, net                      1      (26)        46      (26)
                              ----------- -------- ---------- --------
Income from continuing
 operations before provision
 for income taxes                  2,400    1,592      8,594    6,771
Income tax provision                (581)    (328)    (2,289)  (1,879)
                              ----------- -------- ---------- --------
Income from continuing
 operations                        1,819    1,264      6,305    4,892
Gain on disposal of
 discontinued operations              --       --        165      165
                              ----------- -------- ---------- --------
      Net income                  $1,819   $1,264     $6,470   $5,057
                              =========== ======== ========== ========

Income per basic share:
   Income from continuing
    operations                     $1.06     $.74      $3.68    $2.86
   Gain on disposal of
    discontinued operations           --       --        .10      .10
                              ----------- -------- ---------- --------
      Net income per basic
       share                       $1.06     $.74      $3.78    $2.96
                              =========== ======== ========== ========

Weighted average basic shares
 outstanding                       1,717    1,697      1,711    1,711
                              =========== ======== ========== ========

Income per diluted share:
   Income from continuing
    operations                      $.98     $.68      $3.41    $2.66
   Gain on disposal of
    discontinued operations           --       --        .09      .09
                              ----------- -------- ---------- --------
      Net income per diluted
       share                        $.98     $.68      $3.50    $2.75
                              =========== ======== ========== ========

Weighted average diluted
 shares outstanding                1,855    1,850      1,850    1,839
                              =========== ======== ========== ========




                          ATRION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Dec. 31,   Dec. 31,
ASSETS                                               2004       2003
                                                  ----------- --------
                                                  (Unaudited)
Current assets:
   Cash and cash equivalents                            $255     $298
   Accounts receivable                                 7,588    6,226
   Inventories                                        14,013   11,314
   Prepaid expenses                                    1,028    1,894
   Land deposit                                        3,750       --
   Deferred income taxes                               1,039      760
                                                  ----------- --------
       Total current assets                           27,673   20,492

Property, plant and equipment, net                    25,331   24,189
Other assets                                          14,404   15,369
                                                  ----------- --------

                                                     $67,408  $60,050
                                                  =========== ========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                                 8,467    6,689
   Line of credit                                      2,936    4,287
   Other non-current liabilities                       5,402    4,470
   Stockholders' equity                               50,603   44,604
                                                  ----------- --------

                                                     $67,408  $60,050
                                                  =========== ========

    CONTACT: Atrion Corporation, Allen
             Jeffery Strickland, 972-390-9800